UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2017 (August 31, 2017)

Date of Report (Date of earliest event reported)

MCORPCX, INC.

(Exact name of registrant as specified in its charter)

California	000-54918	26-0030631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

415-526-2655

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

_________

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 31, 2017, Mr. Nii A. Quaye and Mr. Matthew Kruchko were each appointed to the Company’s Board of Directors (the “Board”), effective immediately, to each serve as directors until the next annual meeting of the Company’s shareholders.

Each of Mr. Quay and Mr. Kruchko are expected to be appointed to the Company’s audit committee.

There have been no transactions since the beginning of the Company’s last fiscal year and there are currently no proposed transactions to which the Company is a party, or intended to be a party, in which either Mr. Quay or Mr. Kruchko has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

As non-employee members of the Board, each of Mr. Quay and Mr. Kruchko will be eligible to receive stock options under the Company’s Amended and Restated Stock Option Plan (which is described in the Company’s Annual Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 12, 2016) as consideration for their service on the Board.

Neither Mr. Quay nor Mr. Kruchko was appointed as a director of the Company pursuant to any arrangement or understanding with any other person.

A copy of the Company’s press release announcing the appointment of Mr. Quay and Mr. Kruchko to the Board is attached hereto as Exhibit 99.1.

ITEM 9.01	Exhibits

99.1     Press Release dated August 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McorpCX, INC.

Date:	August 31, 2017	By:	/s/ Michael Hinshaw
		Name:	Michael Hinshaw
		Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 31, 2017